     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1994
                                                     REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      COCA-COLA BOTTLING CO. CONSOLIDATED
             (Exact name of Registrant as specified in its charter)

             DELAWARE                             1900 REXFORD ROAD, CHARLOTTE, NORTH CAROLINA 28211
 (State or other jurisdiction of                                    (704) 551-4400
  incorporation or organization)             (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
             DELAWARE                    56-0950585
  incorporation or organization)    Identification No.)
 (State or other jurisdiction of      (I.R.S. Employer

                                DAVID V. SINGER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                      COCA-COLA BOTTLING CO. CONSOLIDATED
                               1900 REXFORD ROAD,
                        CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 551-4400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

    RALPH M. KILLEBREW, JR., ESQ.                JOHN W. WHITE, ESQ.
   WITT, GAITHER & WHITAKER, P.C.              CRAVATH, SWAINE & MOORE
1100 AMERICAN NATIONAL BANK BUILDING     WORLDWIDE PLAZA, 825 EIGHTH AVENUE
    CHATTANOOGA, TENNESSEE 37402              NEW YORK, NEW YORK 10019
           (615) 265-8881                          (212) 474-1000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

                                                               PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF                                    OFFERING PRICE PER        AGGREGATE OFFERING
  SECURITIES TO BE REGISTERED    AMOUNT TO BE REGISTERED           UNIT(1)                   PRICE(2)
Debt Securities(4).............                                      (3)
Preferred Stock(5).............            (3)                       (3)                       (3)
Common Stock(6)................                                      (3)
Class C Common Stock(7)........                                      (3)
Total..........................      $400,000,000(8)                 100%                $400,000,000(8)
    TITLE OF EACH CLASS OF        AMOUNT OF REGISTRATION
  SECURITIES TO BE REGISTERED              FEE
Debt Securities(4).............
Preferred Stock(5).............            (3)
Common Stock(6)................
Class C Common Stock(7)........
Total..........................        $137,931.03

(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2) Estimated for the purpose of computing the registration fee.
(3) Not applicable pursuant to General Instruction II.D. of Form S-3.
(4) Subject to note (8) below, there is being registered hereunder such indeterminate principal amount of Debt Securities. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $400,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (8) below, such indeterminate number of shares of Convertible Preferred Stock, par value $100 per share, Non-Convertible Preferred Stock, par value $100 per share, and Preferred Stock, par value $0.01 per share, as may, from time to time, be issued at indeterminate prices.
(6) Subject to note (8) below, such indeterminate number of shares of Common Stock, par value $1.00 per share, as may, from time to time, be issued at indeterminate prices, including Common Stock issuable upon conversion of Debt Securities or Preferred Stock.
(7) Subject to note (8) below, such indeterminate number of shares of Class C Common Stock, par value $1.00 per share, as may, from time to time, be issued at indeterminate prices, including Class C Common Stock issuable upon conversion of Debt Securities or Preferred Stock.
(8) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000. The aggregate amount of Common Stock and Class C Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION DATED JULY 20, 1994
PROSPECTUS                                                      (Logo)
COCA-COLA BOTTLING CO.
CONSOLIDATED
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                              CLASS C COMMON STOCK
     Coca-Cola Bottling Co. Consolidated (the "COMPANY"), a Delaware corporation, may offer and sell from time to time, together or separately (i) its debt securities ("DEBT SECURITIES"); (ii) shares of one or more classes of its preferred stock ("PREFERRED STOCK"); (iii) shares of its Common Stock, $1.00 par value per share ("COMMON STOCK"); and (iv) shares of its Class C Common Stock, $1.00 par value per share ("CLASS C COMMON STOCK") (collectively, the "SECURITIES"), all having an aggregate initial public offering price not to exceed $400,000,000, at prices and on terms to be determined at the time of sale.
     The specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "OFFERED SECURITIES") will be set forth in an accompanying supplement to this Prospectus (the "PROSPECTUS SUPPLEMENT"), including, where applicable, the initial public offering price thereof, the net proceeds to the Company, the listing on any securities exchange, other specific terms of the Offered Securities, and: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, original issue discount (if any), authorized denominations, maturity, premium (if any), the rate (which may be fixed or variable), time and method of calculating payment of interest (if any), the place or places where principal of, premium (if any) and interest (if any) thereon will be payable and the dates for payment thereof, any terms for redemption (either mandatory or at the option of the Company or the holder) or early repayment, any sinking fund provisions and any terms for conversion or exchange into other securities of the Company and (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and the terms (if any) for conversion or exchange into other securities of the Company, and (iii) in the case of Common Stock or Class C Common Stock, the number of shares and the terms of the offering and sale thereof. If so specified in the applicable Prospectus Supplement, Debt Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.
     The Securities may be publicly offered through underwriting syndicates represented by one or more managing underwriters, or through one or more such firms acting alone, or through dealers. The Company may enter into an agreement with respect to the Securities then being offered providing for the sale of such Securities to, and for the purchase and public offering thereof by, the several members of such syndicate or such firm or firms (the "UNDERWRITERS"). The Securities may also be sold directly or through agents to investors. See "PLAN OF DISTRIBUTION". The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, any applicable fee, commission or discount arrangements with them and the resulting net proceeds to the Company.
     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1994.

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT DELIVERED HEREWITH AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                             AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.
     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.
     Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference. For further information pertaining to the Company and the Securities, reference is made to the Registration Statement.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, which have been filed by the Company with the Commission (File No. 0-9286) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1994 and July 3, 1994; and (iii) the Company's Current Report on Form 8-K dated May 18, 1994.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     THE COMPANY WILL FURNISH, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, A COPY OF ANY OR ALL OF THE DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED HEREIN BY REFERENCE OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO DAVID V. SINGER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, COCA-COLA BOTTLING CO. CONSOLIDATED, 1900 REXFORD ROAD, CHARLOTTE, NORTH CAROLINA 28211 (TELEPHONE 704-551-4400).
                                       2

                                  THE COMPANY
     The Company is engaged in the production, marketing and distribution of carbonated soft drinks, primarily products of The Coca-Cola Company, Atlanta, Georgia ("THE COCA-COLA COMPANY"). The Company (including its subsidiaries and its 50% owned affiliate) holds franchises to produce and market carbonated soft drinks, primarily products of The Coca-Cola Company within certain territories in the states of Alabama, Florida, Georgia, Kentucky, Mississippi, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and West Virginia. The Company also produces and distributes certain other brands of soft drinks within such territories. The Company considers selective acquisitions for additional territories on an ongoing basis. To achieve its goals, further purchases of franchise rights and entities possessing such rights and other related transactions designed to facilitate such purchases may occur.
     The Company is a Delaware corporation incorporated in 1980 as the successor to a business originally formed in 1902. The Company's principal executive offices are located at 1900 Rexford Road, Charlotte, North Carolina 28211, and its telephone number is (704)551-4400.
                                USE OF PROCEEDS
     Except as otherwise set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities for general corporate purposes, including repayment of debt, future acquisitions, capital expenditures and working capital. The Company is engaged in an ongoing program of selective acquisitions for additional territories and regularly evaluates the desirability of making such acquisitions. Except as may be specifically set forth in a Prospectus Supplement, the Company has no understandings or agreements with respect to any specific significant acquisition or investment.
                                     RATIOS
     The table below sets forth the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends of the Company and its consolidated subsidiaries for the periods indicated. The ratios have been computed using the amounts for the Company, its consolidated subsidiaries and its proportionate share of losses incurred by its fifty percent (50%) owned affiliate. Earnings available for fixed charges represent earnings before income taxes, extraordinary items and fixed charges. Fixed charges represent interest incurred plus that portion of rental expense deemed to be the equivalent of interest. Preferred Stock dividends represent all such dividends paid by the Company in respect of its Preferred Stock, increased to an amount representing the pre-tax earnings which would be required to cover such dividend requirements.

                                                                         SIX MONTHS
                                                                           ENDED                       FISCAL YEAR ENDED1
                                                                JULY 3, 1994    JULY 4, 1993    1993      19923      1991    19904
Ratio of Earnings to Fixed Charges...........................          x            1.66x       1.59x      1.11x     1.11x   1.07x
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends..................................          x            1.66x       1.59x      0.91x     1.08x   0.94x

                                                                       19892
Ratio of Earnings to Fixed Charges...........................            0.91x
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends..................................            0.91x

1 The Company's fiscal year ends on the Sunday nearest December 31.
2 For the year ended December 31, 1989, earnings, as defined, were inadequate to cover (i) fixed charges and (ii) combined fixed charges and preferred stock dividends. The coverage deficiency, in each case, was $2,474,000.
3 For the year ended January 3, 1993, earnings, as defined, were inadequate to cover combined fixed charges and preferred stock dividends, as a result of the Company's effective tax rate of 57% in 1992.
4 For the year ended December 30, 1990, earnings, as defined, were inadequate to cover combined fixed charges and preferred stock dividends, as a result of the Company's effective tax rate of 90% in 1990. Had the Company's effective rate been 38%, consistent with the effective tax rate in 1993, the preferred stock dividend factor for 1990 would have been $722,000 resulting in a ratio of earnings to combined fixed charges and preferred stock dividends of 1.05 for 1990.
                                       3

                         DESCRIPTION OF DEBT SECURITIES
     The Debt Securities which the Company may offer under this Prospectus will be issued under an Indenture dated as of July 20, 1994 (hereinafter referred to as the "INDENTURE"), between the Company and NationsBank of Georgia, National Association, as Trustee (the "TRUSTEE"). A copy of the Indenture has been filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Section references herein or in a Prospectus Supplement refer to such Sections in the Indenture, which Sections are incorporated herein or therein by reference. Terms used herein or in a Prospectus Supplement that are not otherwise defined herein or therein shall have the meanings given in the Indenture, which definitions are incorporated herein or therein by reference.
     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.
GENERAL
     The Indenture does not limit the aggregate amount of Debt Securities that may be issued thereunder, and Debt Securities may be issued thereunder from time to time in separate series, up to the aggregate amount from time to time authorized by the Company for each series. The Debt Securities will be unsecured obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company.
     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities ("OFFERED DEBT SECURITIES") in respect of which this Prospectus is being delivered: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) whether the Offered Debt Securities will be issued in whole or in part in global form and, if so, the name of the Depositary; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;
(5) the date or dates on which the principal of the Offered Debt Securities is payable; (6) the rate or rates at which the Offered Debt Securities will bear interest, if any, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable and the Regular Record Date with respect thereto; (8) the obligation, if any, of the Company to redeem or repay the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities shall be redeemed or repurchased, in whole or in part, pursuant to such obligations; (9) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described under "Denominations; Registration of Transfers and Exchange", the Offered Debt Securities may be presented for registration of transfer or exchange; (10) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity (in which case the Company intends to comply with the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act in connection therewith, if applicable) and, if so, the provisions related to such redemption or repayment including, in the case of an Original Issue Discount Security, the information necessary to determine the amount due upon redemption or repayment; (11) the denominations in which any Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (12) if other than the principal amount thereof, the portion of the principal amount of Offered Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; (13) the application, if any, of either or both of the sections of the Indenture relating to defeasance to the Offered Debt Securities; (14) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indenture.
     Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount from their principal amount. Special federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original Issue Discount Securities, will be described in the Prospectus Supplement relating thereto.
DENOMINATIONS; REGISTRATION OF TRANSFERS AND EXCHANGE
     Debt Securities of a given series will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the related Prospectus Supplement. (SECTION 302)
                                       4

     Debt Securities may be presented for registration of transfer or for exchange (duly endorsed or accompanied by a written instrument of transfer duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company has initially appointed the Trustee as Security Registrar. (SECTION 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place where principal and any premium and interest in respect of any such series are payable. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (SECTION 1002)
     In the event of any redemption of Debt Securities of any series, the Company will not be required to (i) issue, register the transfer of or exchange Debt Securities of such series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption with respect to Debt Securities of the series to be redeemed and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (SECTION 305)
PAYMENT AND PAYING AGENTS
     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest due on Debt Securities on any interest payment date will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. (SECTION 307)
     Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Paying Agent in The City of New York will be designated as the Company's Paying Agent for payments with respect to Debt Securities. Any other Paying Agents initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each place where principal and any premium or interest in respect of such series of Debt Securities are payable. (SECTION 1002)
     All moneys paid by the Company to the Trustee or a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be paid to the Company and thereafter the holder of such Debt Security, as a general unsecured creditor, may look only to the Company for payment thereof. (SECTION 1003)
GLOBAL SECURITIES
     The Debt Securities of a series may be issued in the form of one or more fully registered securities in global form (a "GLOBAL SECURITY") that will be deposited with, or on behalf of, a depositary (the "DEPOSITARY") identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations in an amount equal to the aggregate principal amount of all outstanding Debt Securities of the series represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to the nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor Depository. (SECTION
305)
     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.
     Upon the issuance of a Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal
                                       5
amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("PARTICIPANTS"). Such accounts will be designated by the underwriters or agents for such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participant. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.
     So long as the Depositary for a Global Security, or its nominee, is the registered owner or Holder of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Indenture provides that the Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. (SECTION 104) The Company understands that under existing industry practices, if the Company requests any action of Holders or if an owner of a beneficial interest in such Global Security desires to give any notice or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
     Principal, premium, if any, and interest payments on individual Debt Securities represented by a Global Security of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a Global Security representing such Global Security. None of the Company, the Trustee or any Paying Agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or Securities for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (SECTION 308)
     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.
     If the Depositary for a series of Debt Securities is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such series of Debt Securities. (SECTION 305)
     Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to have Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities of such series so issued in definitive form will, except as set forth in the
                                       6
applicable Prospectus Supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only without coupons. (SECTION 305)
CERTAIN COVENANTS OF THE COMPANY
  CERTAIN DEFINITIONS APPLICABLE TO COVENANTS (SECTION 101):
     The term "Subsidiary" of the Company is defined as a corporation more than 50% of the voting stock of which is owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.
     The term "Restricted Subsidiary" is defined as a Subsidiary of the Company which (1) owned a Principal Property as of the date of the Indenture, or (2) acquired or acquires a Principal Property after such date from the Company or a Restricted Subsidiary other than for cash equal to such property's fair market value as determined by the Board of Directors of the Company, or (3) acquired or acquires a Principal Property after such date by purchase with funds substantially all of which are provided by the Company or a Restricted Subsidiary or with the proceeds of indebtedness for money borrowed, which indebtedness is guaranteed in whole or in part by the Company or a Restricted Subsidiary, or (4) is a party to any contract with respect to the bottling, canning, packaging or distribution of soft drinks or soft drink products, other than any such contract which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.
     "Principal Property" is defined to mean any bottling, distribution or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by the Company or any Subsidiary, the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets, other than any such facility which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.
     "Attributable Debt" is defined to mean the total net amount of rent required to be paid during the remaining term of certain leases, discounted at the rate per annum equal to the weighted average interest rate borne by the Debt Securities.
     "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities, and (2) goodwill and like intangibles of the Company and its consolidated subsidiaries.
  RESTRICTIONS ON DEBT
     The Company (1) will not itself, and will not permit any Restricted Subsidiary, to incur or guarantee any evidence of any indebtedness for money borrowed ("DEBT") secured by a mortgage, pledge or lien ("MORTGAGE") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of capital stock or Debt of any Restricted Subsidiary, without securing or causing such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, and (2) will not permit any Restricted Subsidiary to incur or guaranty any unsecured Debt or to issue any preferred stock, in each instance unless the aggregate amount of (A) all such Debt, (B) the aggregate preferential amount to which such preferred stock would be entitled on any involuntary distribution of assets and
(C) all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 10% of Consolidated Net Tangible Assets.
     The above restriction does not apply to, and there will be excluded from Debt in any computation under such restriction, (1) Debt secured by Mortgages on property of, or on any shares of capital stock or Debt of, any corporation, and unsecured Debt of any corporation, existing at the time such corporation becomes a Restricted Subsidiary, (2) Debt secured by Mortgages in favor of the Company or a Restricted Subsidiary and unsecured Debt payable to the Company or a Restricted Subsidiary, (3) Debt secured by Mortgages in favor of governmental bodies to secure progress or advance payments, (4) Debt secured by Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or incurred within certain time limits to finance the acquisition thereof or construction thereon, (5) unsecured Debt incurred within certain time limits to finance the acquisition of property, shares of capital stock or Debt (other than shares of capital stock or Debt of the Company) or to finance construction on such property, (6) Debt secured by Mortgages securing industrial revenue bonds or (7) any extension, renewal or replacement of any Debt referred to in the foregoing clauses (1) through (6) inclusive. In addition, the above restriction does not apply to any issuance of preferred stock by a Restricted Subsidiary to the Company or another Restricted Subsidiary, provided that such preferred stock shall not thereafter be transferrable to any person other than the Company or a Restricted Subsidiary. (SECTION 1006)
                                       7

  RESTRICTIONS ON SALES AND LEASEBACKS
     Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless, after giving effect thereto, the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to all such transactions plus all Debt to which SECTION 1006 is applicable (as described in "Restrictions on Debt" above) would not exceed 10% of Consolidated Net Tangible Assets.
     This restriction does not apply to, and there shall be excluded in any computation of Attributable Debt under such restriction, Attributable Debt with respect to any sale and leaseback transaction if (1) the lease is for a period of not in excess of three years, including renewal rights, (2) the sale or transfer of the Principal Property is made within a specified period after the later of its acquisition or construction, (3) the lease secures or relates to industrial revenue or pollution control bonds, (4) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or
(5) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary ranking on a parity with or senior to the Debt Securities, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased in such sale and leaseback transaction, an amount not less than the greater of
(i) the net proceeds of the sale of the Principal Property so leased, or (ii) the fair market value of the Principal Property leased. In lieu of applying the proceeds of such sale to the retirement of Funded Debt, the Company may receive credit for (1) the principal amount of any Debt Securities (or other notes or debentures constituting Funded Debt of the Company or a Restricted Subsidiary) delivered within such 180-day period to the applicable trustee for retirement and cancellation, and (b) the principal amount of any other Funded Debt voluntarily retired within such 180-day period. (SECTION 1007)
EVENTS OF DEFAULT AND REMEDIES
     The Indenture defines an "Event of Default" whenever used therein with respect to Debt Securities of any series as one or more of the following events:
(1) default in the payment of interest, if any, on Debt Securities of such series for 30 days after becoming due; (2) default in the payment of principal of (or premium, if any, on) Debt Securities of such series when due; (3) default in the deposit of any sinking fund when and as due by the terms of Offered Debt Securities; (4) default in the performance of any other covenant for 90 days after notice; (5) certain events of bankruptcy, insolvency or reorganization;
(6) a default under or the acceleration of the maturity date of any bond, debenture, note or other evidence of indebtedness of the Company or any Restricted Subsidiary (other than the Debt Securities of such series) or a default under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of any applicable grace period specified in such evidence of indebtedness, indenture or other instrument, if the aggregate amount of indebtedness with respect to which such default or acceleration has occurred exceeds $1.0 million; and (7) any other Event of Default provided with respect to Debt Securities of such series. If any Event of Default described above shall occur and be continuing, then either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if any of the Offered Debt Securities are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of all of the Offered Debt Securities to be due and payable immediately. (SECTIONS 501 AND 502)
     The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to any series of Debt Securities, shall give to the Holders of Debt Securities of that series notice of all uncured defaults known to it (the term default to mean any events specified above which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Offered Debt Securities); provided that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any Debt Securities or in the payment of any sinking fund installment with respect to the Offered Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities. (SECTION 602)
     The Company is required to furnish to the Trustee annually a certificate by certain officers of the Company stating whether or not to the best of their knowledge the Company is in default in the fulfillment of its covenants under the Indenture and, if there has been a default in the fulfillment of any such covenant, specifying the nature and status of each such default. (SECTION 1005)
     The Holders of a majority in principal amount of the outstanding Offered Debt Securities (voting as one class) will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Offered Debt Securities, and to waive certain defaults. (SECTIONS 512 AND 513)
                                       8

     The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (SECTION 601)
     Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (SECTION 603)
CONSOLIDATION, MERGER AND SALE OF ASSETS
     The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person unless (i) that person (including the successor corporation) is a corporation organized under the laws of the United States of America or any State or the District of Columbia; (ii) that person (including the successor corporation) assumes by supplemental Indenture all of the Company's obligations on Debt Securities outstanding at that time; and (iii) after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing. The Indenture further provides that no such consolidation or merger of the Company with or into any other corporation and no conveyance or transfer of all or substantially all of its property to any person may be made if, as a result thereof, any Principal Property of the Company or any Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the provisions of
SECTION 1006 (see "Restrictions on Debt") unless the Debt Securities are secured equally and ratably with (or, at the Company's option, prior to) the Debt secured by such Mortgage by a lien upon such Principal Property. (SECTION 801) DEFEASANCE
     The Prospectus Supplement will state whether any defeasance provision will apply to any Offered Debt Securities which are the subject thereof.
     The Indenture provides, if such provision is made applicable to the Debt Securities of any series pursuant to SECTION 301 of the Indenture, that the Company may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("DEFEASANCE") or (B) to be released from its obligations with respect to such Debt Securities under SECTIONS 501(5), 1006 and 1007 of the Indenture (being the cross-default provisions described in clause (6) under "EVENTS OF DEFAULT AND REMEDIES" and the restrictions described under "Restrictions on Debt" and "Restrictions on Sales and Leasebacks", respectively) ("COVENANT DEFEASANCE"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. In the case of defeasance, the Holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series. (ARTICLE THIRTEEN) MODIFICATION
     Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities issued under the Indenture which are affected by the modification or amendment (which Holders, in the case of a Global Security, shall be the Depositary appointed therefor), provided that no such modification or amendment may, without the consent of each Holder of such Debt Security affected thereby: (1) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any such Debt Security; (2) reduce the principal amount of (or premium, if any) or the interest, if any, on
                                       9
any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (3) change the place or currency of payment of principal (or premium, if any) or interest, if any, on any such Debt Security;
(4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security; (5) reduce the above-stated percentage of Holders of Debt Securities necessary to modify or amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (SECTION 902)
THE TRUSTEE
     NationsBank of Georgia, National Association, is the Trustee under the Indenture. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of the Company's business.
                         DESCRIPTION OF PREFERRED STOCK
     Under the Company's Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), the Company's Board of Directors (without any further vote or action by the Company's stockholders) is authorized to provide for the issuance, in one or more series, of up to (i) 50,000 shares of Convertible Preferred Stock having a par value of $100.00 per share; (ii) 50,000 shares of Non-Convertible Preferred Stock having a par value of $100.00 per share; and
(iii) 20,000,000 shares of Preferred Stock having a par value of $0.01 per share (collectively, the "PREFERRED STOCK"). The Board of Directors is authorized to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each series thereof by resolution authorizing the issuance of such series. As of the date of this Prospectus, there were no shares of Preferred Stock issued and outstanding.
     The description below sets forth certain general terms and provisions of each of the three classes of the Company's Preferred Stock to which a Prospectus Supplement may relate. The specific terms of any series of Preferred Stock in respect of which this Prospectus is being delivered (the "OFFERED PREFERRED STOCK") will be described in the Prospectus Supplement relating to such Offered Preferred Stock. The following summaries of certain provisions governing the Company's preferred stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Certificate of Incorporation and the certificate of designations relating to each particular series of Offered Preferred Stock which will be filed with the Commission (and incorporated by reference in the Registration Statement) in connection with such Offered Preferred Stock.
     If so indicated in the applicable Prospectus Supplement, the terms of any series of Offered Preferred Stock may differ from the terms set forth below, except those terms required by the Certificate of Incorporation.
GENERAL
     The Offered Preferred Stock, when issued in accordance with the terms of the Certificate of Incorporation and of the applicable certificate of designations and as described in the applicable Prospectus Supplement, will be fully paid and non-assessable.
     To the extent not fixed in the Certificate of Incorporation, the relative rights, preferences, powers, qualifications, limitations or restrictions of the Offered Preferred Stock of any series will be as fixed by the Board of Directors pursuant to a certificate of designations relating to such series. The Prospectus Supplement relating to the Offered Preferred Stock of each such series shall specify the terms thereof, including:
          (1) The class, series title or designation and stated value (if any) for such Offered Preferred Stock;
          (2) The maximum number of shares of Offered Preferred Stock in such series, the liquidation preference per share and the offering price per share for such Offered Preferred Stock;
          (3) The dividend preferences and the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Offered Preferred Stock;
          (4) The date from which dividends on such Offered Preferred Stock will accumulate, if applicable, and whether dividends will be cumulative;
          (5) The provisions for a retirement or sinking fund, if any, with respect to such Offered Preferred Stock;
          (6) The provisions for redemption, if applicable, of such Offered Preferred Stock;
                                       10

          (7) The voting rights, if any, of shares of such Offered Preferred Stock;
          (8) Any listing of such Offered Preferred Stock for trading on any securities exchange or any authorization of such Offered Preferred Stock for quotation in an interdealer quotation system of a registered national securities association;
          (9) The terms and conditions, if applicable, upon which such Offered Preferred Stock will be convertible into, or exchangeable for, any other securities of the Company, including the title of any such securities and the conversion or exchange price therefor;
          (10) A discussion of federal income tax considerations applicable to such Offered Preferred Stock; and
          (11) Any other specific terms, preferences, rights, limitations or restrictions of such Offered Preferred Stock.
     Subject to the terms of the Certificate of Incorporation and to any limitations contained in the certificate of designations pertaining to any then-outstanding series of Preferred Stock, the Company may issue additional series of Preferred Stock at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors shall determine, all without further action of the stockholders, including the holders of any then-outstanding series of any class of Preferred Stock of the Company.
DIVIDENDS
     Holders of any series of Offered Preferred Stock will be entitled to receive cash dividends when, as and if declared by the Board of Directors of the Company out of funds of the Company legally available therefor, at such rate and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Company on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement.
LIQUIDATION RIGHTS
     The Company's Certificate of Incorporation provides that, in the event of a liquidation or dissolution of the Company, or a winding up of its affairs, whether voluntary or involuntary, or in the event of a merger or consolidation of the Company, no distributions will be made to holders of any class of the Company's common stock until after payment or provision for payment of the debts or liabilities of the Company and any amounts to which holders of shares of any class of the Company's preferred stock shall be entitled. The applicable Prospectus Supplement will specify the amount and type of distributions to which the holders of any series of Offered Preferred Stock would be entitled upon the occurrence of any such event.
REDEMPTION
     If so provided in the applicable Prospectus Supplement, the Offered Preferred Stock will be redeemable in whole or in part at the option of the Company, at the times, at the redemption prices and in accordance with any additional terms and conditions set forth therein.
VOTING RIGHTS
     Except as indicated in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of any series of Offered Preferred Stock will not be entitled to vote.
CONVERSION
     The terms and conditions, if any, on which shares of the Offered Preferred Stock are convertible into any other class of the Company's securities will be set forth in the Prospectus Supplement relating thereto. Such terms will include the designation of the security into which such shares are convertible, the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the Offered Preferred Stock. In the case of conversion of the Offered Preferred Stock into Common Stock or into any other security of the Company for which there exists an established public trading market at the time of such conversion, such terms may include provisions under which the amount of such security to be received by the holders of the Offered Preferred Stock would be calculated according to the market price of such security as of a time stated in the Prospectus Supplement.
                                       11

                          DESCRIPTION OF COMMON STOCK
                            AND CLASS C COMMON STOCK
GENERAL
     The Company may issue, separately or together with or upon the conversion of or in exchange for other Securities, Common Stock and/or Class C Common Stock, all as set forth in the accompanying Prospectus Supplement relating to any Common Stock or Preferred Stock in respect of which this Prospectus is being delivered. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the following documents: (i) the Certificate of Incorporation; (ii) the Company's By-Laws, as amended to date (the "BY-LAWS"); and (iii) the certificate of designations filed by the Company with respect to shares of any series of Preferred Stock which may be issued subsequent to the date of this Prospectus (and as described in any applicable Prospectus Supplement). Copies of each of the Restated Certificate of Incorporation of the Company and the Bylaws of the Company, as amended, are filed as exhibits to the Registration Statement.
     In addition to the three classes of Preferred Stock described above, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock having a par value of $1.00 per share; (ii) 10,000,000 shares of Class B Common Stock having a par value of $1.00 per share; and (iii) 20,000,000 shares of Class C Common Stock having a par value of $1.00 per share. As of July 18, 1994, the Company had issued and outstanding: (i) 7,958,059 shares of Common Stock; (ii) options to purchase an aggregate of 250,000 shares of Common Stock, of which options to purchase an aggregate of 212,500 shares were currently exercisable; and (iii) 1,336,362 shares of Class B Common Stock. There are no outstanding shares of Class C Common Stock.
     The outstanding shares of Common Stock and Class B Common Stock are, and any shares of Common Stock or Class C Common Stock offered hereby will be, upon issuance and payment therefor in accordance with the Certificate of Incorporation and as described in the applicable Prospectus Supplement, fully paid and non-assessable.
VOTING RIGHTS
     The Certificate of Incorporation provides that holders of Common Stock, Class B Common Stock and Class C Common Stock shall, except to the extent provided by law, vote together as a single voting group on any matters brought before the Company's shareholders. Holders of Common Stock are entitled to one
(1) vote per share on all such matters, while holders of Class B Common Stock are entitled to twenty (20) votes per share on all such matters and holders of Class C Common Stock are entitled to one-twentieth ( 1/20) vote per share on all such matters. Neither Common Stock, Class B Common Stock nor Class C Common Stock possess any cumulative voting rights under the Certificate of Incorporation.
     Under the Certificate of Incorporation, the Company may not change the relative rights, preferences, privileges, restrictions, dividend rights, voting powers or other powers of the Common Stock, Class B Common Stock or Class C Common Stock without the affirmative vote of not less than two-thirds of all the votes entitled to be voted by the holders of each class of stock adversely affected thereby voting as a separate class; provided, however, that any proposed amendment to the Certificate of Incorporation which would increase the authorized number of shares of Common Stock, Class B Common Stock or Class C Common Stock would be subject to approval by a majority of all the votes entitled to be voted by holders of Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class.
DIVIDENDS
  GENERAL.
     Subject to any prior rights of holders of any then-outstanding shares of Preferred Stock, and to the provisions regarding relative dividend rights discussed below, holders of all three classes of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. See also "DESCRIPTION OF PREFERRED STOCK -- Dividends".
  RELATIVE DIVIDEND RIGHTS.
     Holders of Class B Common Stock are entitled to receive such dividends, including stock dividends, if any, in such amounts and at such rates per share as may be declared by the Company's Board of Directors out of funds legally available therefor; provided, however, that any such dividends may not exceed any such dividends declared and paid to holders of Common Stock. Holders of Common Stock are entitled to receive such dividends, including stock dividends, if any, in such amounts and at such rates as may be declared by the Board of Directors out of funds legally available therefor, which may
                                       12
exceed any such dividends declared and paid to holders of Class B Common Stock. A dividend of shares may be declared and paid in Common Stock to holders of Common Stock and in Class B Common Stock to holders of Class B Common Stock, if the number of shares paid per share to holders of Common Stock and Class B Common Stock are the same.
     Any dividends declared and paid on Common Stock and Class C Common Stock must be equal in amount or value and may exceed, but not be less than, any such dividends declared and paid to holders of Class B Common Stock. Dividends of shares of Common Stock may be paid to holders of Common Stock and Class C Common Stock only or to holders of all classes of the Company's common stock if the number of shares paid per share to such holders is the same. Similarly, dividends of shares of Class B Common Stock may be paid to holders of Common Stock and Class C Common Stock only or to holders of all classes of the Company's common stock if the number of shares paid per share to such holders is the same. Dividends of shares of Class C Common Stock may be paid to holders of Common Stock and Class C Common Stock only or to holders of all classes of the Company's common stock if the number of shares paid per share to such holders is the same. Additionally, a dividend of Common Stock may be paid to holders of Common Stock simultaneously with a dividend of Class B Common Stock to holders of Class B Common Stock and a dividend of Class C Common Stock to holders of Class C Common Stock, provided that the number of shares paid per share to holders of each such class is the same.
     If only shares of Class B Common Stock and Class C Common Stock are outstanding, then a dividend of shares of Class C Common Stock, Class B Common Stock or Common Stock may be declared and paid to holders of Class C Common Stock only or to holders of Class B Common Stock and Class C Common Stock if the number of shares paid per share to such holders is the same; provided that a dividend of shares of Class B Common Stock may be paid to holders of Class B Common Stock while holders of Class C Common Stock receive Common Stock or Class C Common Stock if the number of shares paid to such holders is the same. Additionally, if only shares of Class B Common Stock and Class C Common Stock are outstanding, a dividend of shares of Common Stock or Class B Common Stock may be declared and paid to holders of Class B Common Stock, provided that a dividend of shares of Common Stock or Class C Common Stock is declared and paid to holders of Class C Common Stock and the number of shares paid per share to such holders is the same.
     If only shares of Common Stock and Class C Common Stock are outstanding, then a dividend of shares of Common Stock, Class B Common Stock, or Class C Common Stock may be declared and paid to the holders of both Common Stock and Class C Common Stock; provided that the number of shares paid per share to such holders is the same. Additionally, if only shares of Common Stock and Class C Common Stock are outstanding, a dividend of Common Stock may be paid to holders of Common Stock and a dividend of Class C Common Stock paid to holders of Class C Common Stock if the number of shares paid per share to such holders is the same.
PREEMPTIVE RIGHTS
     Except as may be otherwise stated in any applicable Prospectus Supplement, holders of the Common Stock, Class B Common Stock and Class C Common Stock do not have any preemptive or other rights to subscribe for additional shares of any class of the Company's capital stock.
LIQUIDATION RIGHTS
     The Certificate of Incorporation provides that, in the event of any liquidation or dissolution of the Company, or a winding up of its affairs, whether voluntary or involuntary, or in the event of a merger or consolidation of the Company, no distributions will be made to holders of any class of the Company's common stock until after payment or provision for payment of the debts or liabilities of the Company and any amounts to which holders of shares of any then-outstanding class of Preferred Stock shall be entitled. After making such payments (or provisions therefor), holders of the Common Stock, Class B Common Stock and Class C Common Stock would be entitled to share ratably (I.E., an equal amount of assets for each share of such stock) in the distribution of the remaining assets of the Company.
CONVERSION RIGHTS
     Except as stated otherwise in any applicable Prospectus Supplement, shares of Common Stock and Class C Common Stock do not possess any conversion rights. Shares of Class B Common Stock are convertible, at the option of the holder thereof and without the payment of any additional consideration to the Company, into shares of Common Stock on a one share for one share basis. Shares of Class B Common Stock are not convertible into shares of Class C Common Stock.
                                       13

TRANSFERABILITY AND PUBLIC TRADING MARKET
     Except as stated otherwise in any applicable Prospectus Supplement, there are no restrictions on the transferability of shares of Common Stock, Class B Common Stock or Class C Common Stock. The Common Stock currently trades on The Nasdaq Stock Market (National Market) with the symbol "COKE". Neither the Class B Common Stock nor the Class C Common Stock is currently listed for trading on any securities exchange or authorized for quotation in an interdealer quotation system of a registered national securities association.
OTHER FACTORS
  PROVISION REGARDING REDEMPTION OR CALL OF CLASS C COMMON STOCK.
     The Certificate of Incorporation specifically provides that shares of the Class C Common Stock shall not be made subject to any redemption or call by the Company.
  STOCK SPLITS AND REVERSE STOCK SPLITS.
     The Certificate of Incorporation provides that, except for dividends of the Company's stock, which are governed by the provisions described above, shares of Class B Common Stock outstanding at any time shall not be split up or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so as to increase the number of shares thereof issued and outstanding, unless at the same time the shares of Common Stock are split up or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so that the number of shares thereof outstanding shall be proportionately increased in order to maintain the same proportionate equity ownership (I.E., the same proportion of shares held by each class) between the holders of Common Stock and Class B Common Stock as existed on the record date of any such transaction.
     Except in the case of dividends of the Company's stock, the Certificate of Incorporation also provides that, if shares of Common Stock and Class B Common Stock outstanding at any time are split or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so as to increase the number of shares thereof issued and outstanding, then the shares of Class C Common Stock shall be split or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so that the number of shares thereof outstanding shall be proportionately increased in order to maintain the same proportionate equity ownership (I.E., the same proportion of shares held by each class) among the holders of Common Stock, Class B Common Stock, and Class C Common Stock as existed on the date prior to such split or subdivision. Similarly, if shares of Class C Common Stock shall be split or subdivided in any manner, then all other outstanding classes of the Company's common stock shall be proportionately split or subdivided.
     In the case of reverse splits, the Certificate of Incorporation provides that shares of Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, unless at the same time the shares of Class B Common Stock are reverse split or combined so that the number of shares thereof outstanding shall be proportionately decreased in order to maintain the same proportionate ownership between the holders of Common Stock and Class B Common Stock as existed on the record date of any such transaction.
     The Certificate of Incorporation also provides that if shares of Common Stock and Class B Common Stock outstanding at any time are reverse split or combined, whether by reclassification, recapitalization, or otherwise, so as to decrease the number of shares thereof issued and outstanding, then the shares of all other classes of the Company's common stock shall be reverse split or combined so that the number of shares thereof outstanding shall be proportionately decreased in order to maintain the same proportionate ownership (I.E., the same proportion of shares held by each class) between the holders of Common Stock, Class B Common Stock and Class C Common Stock as existed on the date prior to the reverse split or combination. Similarly, if shares of Class C Common Stock are reverse split or combined in any manner, all other outstanding classes of the Company's common stock shall be proportionately reverse split or combined.
  CLASSIFICATION OF BOARD OF DIRECTORS.
     The Company's Board of Directors is divided into three approximately equal classes, having staggered terms of office of three years each. The affirmative vote of the holders of not less than two thirds of all of the outstanding shares of Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class, is required for the approval of any amendment, alteration, change or repeal of such classification of the Company's Board.
                                       14

                              PLAN OF DISTRIBUTION
     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may also offer and sell the Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities, or in exchange for one or more classes of securities of other issuers in connection with business combination transactions. Each Prospectus Supplement will describe the method of distribution of the Securities offered therein.
     The Company may sell Securities in any of three ways: (i) through underwriters or dealers; (ii) through agents; or (iii) directly to one or more purchasers. The Prospectus Supplement with respect to a particular offering of Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers, or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.
     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of the Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase a particular offering of Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the particular Securities offered if any are purchased.
     If dealers are utilized in the sale of a particular offering of Securities with respect to which this Prospectus is delivered, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     Only underwriters named in a Prospectus Supplement will be deemed to be underwriters in connection with the Securities described therein. Firms not so named will have no direct or indirect participation in the underwriting of such Securities, although such a firm may participate in the distribution of such Securities under circumstances entitling it to a dealer's commission. It is anticipated that any underwriting agreement pertaining to any such Securities will (i) entitle the underwriters to indemnification by the Company against certain civil liabilities under the Securities Act or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters generally will be obligated to purchase all such Securities if any are purchased.
     Securities also may be offered directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any such agent will be named, and the terms of any such agency (including any commissions payable by the Company to such agent) will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, any such agent will act on a reasonable best efforts basis for the period of its appointment. Agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect thereof.
     If so indicated in a Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain specified entities to purchase Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a specified future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such Prospectus Supplement. Such Prospectus Supplement will set forth the commissions payable for solicitations of such contracts.
                                       15

     Underwriters and agents may from time to time purchase and sell Securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the Securities. A particular offering of Securities may or may not be listed on a national securities exchange.
     Underwriters and agents may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.
                                    EXPERTS
     The consolidated financial statements and financial statement schedules incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Coca-Cola Bottling Co. Consolidated for the fiscal year ended January 2, 1994 have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, given on the authority of said firm as experts in accounting and auditing.
     Any financial statements and schedules hereafter incorporated by reference in the Registration Statement of which this prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.
                                 LEGAL OPINIONS
     Certain legal matters relating to the Securities offered hereby will be passed upon for the Company by Witt, Gaither & Whitaker, P.C., 1100 American National Bank Building, Chattanooga, Tennessee 37402, and for any underwriters or agents by Cravath, Swaine & Moore. John W. Murrey, III, a director of the Company, is a member of Witt, Gaither & Whitaker, P.C.. As of July 18, 1994, he beneficially owned, directly or indirectly, 500 shares of the Common Stock of the Company. John F. Henry, Jr., Secretary of the Company, is also a member of Witt, Gaither & Whitaker, P.C..
                                       16

                                    PART II
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth those expenses to be incurred by the registrant, Coca-Cola Bottling Co. Consolidated (the "COMPANY"), in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the applicable Securities and Exchange Commission registration fee.

SEC registration fee......................................................................   $137,931
Rating agency fees........................................................................    150,000
Printing, engraving and postage expenses..................................................     30,000
Legal fees................................................................................    150,000
Accounting fees...........................................................................     50,000
Trustee's fees and expenses...............................................................     30,000
Blue Sky fees and expenses, including counsel fees........................................     15,000
Miscellaneous expenses....................................................................     15,000
  Total...................................................................................   $577,931

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The Company's Restated Certificate of Incorporation provides for indemnification of all persons that it may indemnify pursuant to Section 145 of the Delaware General Corporation Law ("SECTION 145").
     Section 145 permits the Company to indemnify any person liable by reason of the fact that he is or is threatened to be or was a party to a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (including an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or "other enterprise" against expenses, judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the Company (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of the Company, indemnification is generally limited to attorneys' fees and other expenses and is not available with respect to any claim, issue or matter as to which the person was adjudged liable to the Company unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
     Expenses incurred by an officer or director in defending an action, suit or proceeding may be paid by the Company in advance of the final disposition of such an action, suit or proceeding if the officer or director agrees to repay such amount in the event it is determined that he was not entitled to it. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Company deems appropriate.
     In addition, Section 145 permits the Company to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent serving as described above whether or not the Company would have the power to indemnify such person under Section 145. The Company currently maintains such policies for its directors and officers. Constituent corporations and corporations resulting from consolidations and mergers may indemnify such persons to the extent they would have had the power to indemnify as separate entities.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     In addition, the Company's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted under Section 102(b)(7) of the Delaware General Corporation Law, the personal liability of the Company's directors. Section 102(b)(7) provides that a director's personal liability may not be eliminated: (i) for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law (relating to, among other things, willful or negligent payment of prohibited dividends); (ii) for any breach of his duty of loyalty to the Company or its stockholders; (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iv) for any transactions from which the director derived an improper personal benefit.
                                      II-1

     Reference is made to Section 7 of the form of Underwriting Agreement (filed herewith as Exhibit 1) for certain provisions with respect to indemnification of certain officers and directors of the Company.
ITEM 16. EXHIBITS.

EXHIBIT NO.                                                  DESCRIPTION
       1      Form of Underwriting Agreement (filed herewith)
     3.1      Restated Certificate of Incorporation of the Company (filed herewith)
     3.2      Bylaws of the Company, as amended (filed herewith)
     4.1      Form of Indenture, dated as of July 20, 1994, between the Company and NationsBank of Georgia, National
              Association, as Trustee (filed herewith)
     4.2      Form of fixed rate redeemable or non-redeemable Debt Security (to be filed by amendment or incorporated herein by reference)
     4.3      Form of Certificate of Designations, Preferences, Rights and Limitations relating to Preferred Stock (to be filed by amendment or incorporated herein by reference)
     4.4      Form of Preferred Stock Certificate (to be filed by amendment or incorporated herein by reference)
     4.5      Form of Common Stock Certificate (filed herewith)
     4.6      Form of Class C Common Stock Certificate (to be filed by amendment or incorporated herein by reference)
       5      Opinion of Witt, Gaither & Whitaker, P.C. (filed herewith)
      12      Computation of Ratio of Earnings to Fixed Charges and of Ratio of Earnings to Combined Fixed Charges and
              Preferred Stock Dividends (filed herewith)
    23.1      Consent of Witt, Gaither & Whitaker, P.C. (included in Exhibit 5)
    23.2      Consent of Price Waterhouse (filed herewith)
      24      Power of Attorney (included in Signature page of this Registration Statement)
      25      Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939
              (filed herewith and separately bound)

ITEM 17. UNDERTAKINGS.
I. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
PROVIDED, HOWEVER, that the Registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) above if such information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement; and
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-2

III. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("ACT") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
IV. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                      II-3

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on July 20, 1994.
                                         COCA-COLA BOTTLING CO. CONSOLIDATED
                                         By: /s/     J. FRANK HARRISON, III
                                                  J. FRANK HARRISON, III
                                             VICE CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER
     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES AND APPOINTS JAMES L. MOORE, JR. AND J. FRANK HARRISON, III, AND EACH OF THEM, AS ATTORNEYS-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN THE CAPACITY DESIGNATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.

                      SIGNATURE                                             CAPACITY                             DATE
        /s/            J. FRANK HARRISON, JR.           Chairman of the Board and Director                  July 20, 1994
                J. FRANK HARRISON, JR.
        /s/            J. FRANK HARRISON, III           Vice Chairman of the Board, Chief                   July 20, 1994
                                                          Executive Officer and Director
                J. FRANK HARRISON, III
          /s/                REID M. HENSON             Vice Chairman of the Board and Director             July 20, 1994
                    REID M. HENSON
         /s/              JAMES L. MOORE, JR.           President, Chief Operating Officer and Director     July 20, 1994
                 JAMES L. MOORE, JR.
                                                        Director
                     JOHN M. BELK
          /s/              H. W. MCKAY BELK             Director                                            July 20, 1994
                   H. W. MCKAY BELK
                                                        Director
                    H. REID JONES
         /s/            DAVID L. KENNEDY, JR.           Director                                            July 20, 1994
                DAVID L. KENNEDY, JR.
         /s/             JOHN W. MURREY, III            Director                                            July 20, 1994
                 JOHN W. MURREY, III

                                      II-4

                                                        Director
                   HERBERT L. OAKES
          /s/                DAVID V. SINGER            Vice President and Chief Financial Officer          July 20, 1994
                   DAVID V. SINGER
          /s/             STEVEN D. WESTPHAL            Vice President and Controller                       July 20, 1994
                  STEVEN D. WESTPHAL

                                      II-5

                                    EXHIBITS

                                 EXHIBIT INDEX

                                                                                          SEQUENTIAL
EXHIBIT NO.                                 DESCRIPTION                                    PAGE NO.
     1        Form of Underwriting Agreement (filed herewith)
     3.1      Restated Certificate of Incorporation of the Company (filed herewith)
     3.2      Bylaws of the Company, as amended (filed herewith)
     4.1      Form of Indenture, dated as of July 20, 1994, between the Company and
              NationsBank of Georgia, National Association, as Trustee (filed herewith)
     4.2      Form of fixed rate redeemable or non-redeemable Debt Security (to be filed by amendment or incorporated herein by reference)
     4.3      Form of Certificate of Designations, Preferences, Rights and Limitations
              relating to Preferred Stock (to be filed by amendment or incorporated herein by reference)
     4.4      Form of Preferred Stock Certificate (to be filed by amendment or incorporated herein by reference)
     4.5      Form of Common Stock Certificate (filed herewith)
     4.6      Form of Class C Common Stock Certificate (to be filed by amendment or incorporated herein by reference)
     5        Opinion of Witt, Gaither & Whitaker, P.C. (filed herewith)
    12        Computation of Ratio of Earnings to Fixed Charges and of Ratio of
              Earnings to Combined Fixed Charges and Preferred Stock Dividends (filed herewith)
    23.1      Consent of Witt, Gaither & Whitaker, P.C. (included in Exhibit 5)
    23.2      Consent of Price Waterhouse (filed herewith)
    24        Power of Attorney (included in Signature page of this Registration
              Statement)
    25        Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 (filed herewith and separately bound)

***********************************************************************
                             APPENDIX
***********************************************************************

On the Prospectus cover appearing on the left side of the page rotated, is the Redherring which reads: Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

On the Prospectus cover the Coca-Cola logo appears where indicated.

On the first page of Exhibit 4.5 a logo of Coca-Cola appears with the following words in it:
            Enjoy
           Coca-Cola
    Trademark(Registration Mark)



Also on the first page of Exhibit 4.5, the Coca-Cola logo appears twice as follows:
            Coca-Cola Bottling Co.



A seal appears on the first page of Exhibit 4.5 with the following words:
       COCA-COLA BOTTLING CO. CONSOLIDATED
                CORPORATE SEAL



The signature of John W. Murrey III appears on the first page of
Exhibit 4.5 where indicated.



The signature of James L. Moore appears on the first page of
Exhibit 4.5 where indicated.



On the right side of the first page of Exhibit 4.5 the following words are rotated 90 degrees to the right:

  Countersigned and Registered:
   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
     (Charlotte, North Carolina)     Transfer Agent
  By                                   and Registrar

                             Authorized Signature



On the right side of the second page of Exhibit 4.5, the following words are rotated 90 degrees to the right:

      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


On Exhibit 23.2 the signature of Price Waterhouse appears where noted.